Consent of Independent Public Accountants


We consent to the incorporation by reference in this Registration Statement on Form S-8 of Montgomery Financial Corporation (the "Company") of our report dated July 28, 2000 on the consolidated financial statements of the Company which report is incorporated by reference in the Company's Annual Report on Form 10-K for the three years ended June 30, 2000 filed pursuant to the Securities Exchange Act of 1934.


/s/ Olive LLP
Olive LLP

Indianapolis, Indiana
September 25, 2000